EXHIBIT 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIRD POINT REINSURANCE LTD.

Dated December 22, 2011

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of December 22, 2011 by and among Third Point Reinsurance Ltd., a Bermuda corporation (the “Company”), those employees of the Company or its subsidiaries named on the signature pages hereto or who may become a party to this Agreement pursuant to Section 11.5 (collectively, the “Management Shareholders”), the other Persons that executed and delivered to the Company on or prior to the date hereof a Subscription Agreement and became members of the Company as of the Closing (the “Subscribing Shareholders”) and any other Person who may become a party to this Agreement pursuant to Section 11.5 (together with the Subscribing Shareholders and the Management Shareholders, the “Shareholders”). Capitalized terms used herein without definition are defined in Section 10.

WHEREAS, the Company and the Shareholders have entered into an Agreement Among Members, dated as of the date hereof, setting forth certain terms and conditions regarding the ownership of equity securities of the Company, including certain restrictions on the transfer of such securities, and the management of the Company and its Subsidiaries;

WHEREAS, the Agreement Among Members contemplates the execution and delivery of this Agreement; and

WHEREAS, the parties hereto wish to set forth certain rights and obligations with respect to the registration of the Common Shares and the Warrant Shares under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

1. Registrations Upon Request.

1.1 Requests by the Founder Shareholders.

(a) Notice of Request. At any time after the second anniversary of the date hereof, each of KEP TP Holdings, L.P. and KIA TP Holdings, L.P. (collectively, “Kelso”), Daniel S. Loeb and Pine Brook LVR, L.P. (“Pine Brook” together with Kelso and Daniel S. Loeb, the “Founder Shareholders” and each individually, a “Founder Shareholder”) shall have the right to demand registration and request that the Company effect a Qualified IPO. At any time after (a) the earlier of a Qualified IPO and the third anniversary of the date hereof, each Founder Shareholder shall, or (b) a Qualified IPO, P Reinsurance Opportunities Ltd. (“PROL”) shall, have the right to request that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by such Founder Shareholder or PROL, as the case may be, (each a “Shareholder Demand Registration” and the Founder Shareholder or PROL, as the case may be, making such request, the “Requesting Shareholder”), each such request to specify the intended method or methods of disposition thereof (it being understood that the right to request a Short-Form Registration shall be governed by Section 1.2). Upon any such request, the Company will promptly, but in any event within 15 days, give written notice of such request to all holders of Registrable Securities and thereupon the Company will, subject to Section 1.1(b), use its reasonable best efforts to effect the prompt registration under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholder, and

(ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (provided that such request shall not be for a greater portion of such holder’s Registrable Securities than the portion requested by the Requesting Shareholder) by written request given to the Company by such holders within 15 days after the giving of such written notice by the Company to such holders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of the Requesting Shareholder.

(b) Restrictions on Shareholder Demand Registrations. The maximum number of Shareholder Demand Registrations that the Company shall be obligated to effect at the request of (a) each Founding Shareholder shall be three (3) and (b) PROL shall be one (1); provided that:

(i) a registration requested pursuant to Section 1.1 shall not be deemed a Shareholder Demand Registration unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; and

(ii) if (i) the Shareholder Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), prospects, business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the notice of the Shareholder Demand Registration pursuant to Section 1.1(a), (ii) after the Shareholder Demand Registration has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, (iii) the Shareholder Demand Registration is withdrawn at the request of the Requesting Shareholder due to the advice of the managing underwriter(s) that the Registrable Securities covered by the registration statement could not be sold in such offering within a price range acceptable to the Requesting Shareholder, or (iv) the Requesting Shareholder reimburses the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Shareholder Demand Registration that was withdrawn or not pursued, then the Shareholder Demand Registration shall not be deemed to have been effected and will not count as a Shareholder Demand Registration.

1.2 Shelf Registration; Blackout.

(a) The right of the Requesting Shareholders to request a registration of Registrable Securities following a Qualified IPO shall include the right to unlimited requests that the Company file a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration (a “Short-Form Registration”), and, if requested by the Requesting Shareholders, such Short-Form Registration shall be a “shelf” registration permitting the Requesting Shareholder to sell Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition by such Requesting Shareholder (a “Shelf Registration Statement”). Notwithstanding anything to the contrary herein,

(i) upon any Short-Form Registration having been declared effective, the Company shall use its reasonable best efforts to keep such Short-Form Registration continuously effective until such time as all Registrable Securities that could be sold under such Short-Form Registration have been sold or are no longer outstanding;

(ii) if at any time following the effectiveness of any Shelf Registration Statement, the Requesting Shareholder desires to sell Registrable Securities pursuant thereto, the Requesting Shareholder shall notify the Company of such intent at least ten Business Days prior to any such sale (any such proposed transaction, a “Take-down Transaction”), and the Company thereupon shall, subject to Section 1.2(b), prepare and file within ten Business Days a prospectus supplement or post-effective amendment to the Shelf Registration Statement, as necessary, to permit the consummation of such Take-down Transaction; provided that no Requesting Shareholder will have the right to request a Take-Down Transaction if the aggregate amount of proceeds from such Take-Down Transaction is less than $15 million;

(iii) upon receipt of notice from the Requesting Shareholder regarding a Take-down Transaction as provided in clause (ii) of this Section 1.2(a), the Company shall immediately deliver notice to any other holders of Registrable Securities whose Registrable Securities have been included in such Shelf Registration Statement and shall permit such holders to participate in such Take-Down Transaction (subject to Section 1.1(b)), it being understood, for the avoidance of doubt, that no holder other than the Requesting Shareholder shall have the right to initiate a Take-Down Transaction; and

(iv) each holder who participates in a Take-Down Transaction shall be deemed through such participation to have represented to the Company that any information previously supplied by such holder, unless modified by such holder by written notice to the Company, remains accurate as of the date of the prospectus supplement or amendment to the Shelf Registration Statement, as applicable.

(b) Blackout. Notwithstanding the foregoing, but subject to the rights of holders of Registrable Securities under Section 2, (a) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that a requested registration under Sections 1.1 or 1.2 will have a material and adverse effect on the market price of the Common Shares then outstanding, the Company may defer the filing (but not the preparation) of the registration statement which is required to effect such registration for a period of up to 90 days; provided that at all times the Company is in good faith using its reasonable best efforts to cause such registration statement to be filed as soon as possible and (b) if the Company shall at any time (including upon receipt of notice regarding a Take-down Transaction) furnish to the Requesting Shareholder a Material Event Notice, the Company may defer the filing (but not the preparation) of a registration statement (or prospectus supplement or post-effective amendment, as applicable) to be filed pursuant to this Sections 1.1 or 1.2 for up to 60 days (but the Company shall use its reasonable best efforts to complete the transaction and file the registration statement as soon as possible).

1.3 Registration Statement Form. A registration requested pursuant to Sections 1.1 or 1.2 shall be effected by the filing of a registration statement on a form agreed to by the Requesting Shareholder.

1.4 Expenses. Subject to applicable law, the Company shall pay all Registration Expenses in connection with any registration requested under Sections 1.1 or 1.2; provided that each seller of Registrable Securities shall pay (a) all Registration Expenses to the extent required to be paid by such seller under applicable law and (b) its pro rata share (based on the number of Registrable Securities included in such offering) of all underwriting discounts, commissions and transfer taxes, if any.

1.5 Priority in Demand Registrations. If a registration pursuant to Sections 1.1 or 1.2 (including any Take-Down Transaction) involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its view, the number of securities requested, and otherwise proposed to be included in such registration, exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company shall include in such registration, first, the Registrable Securities of the Shareholders on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Shareholder), and second, the securities, if any, being sold by the Company up to the amount which the Company is so advised can be sold in such offering without such material adverse effect. Notwithstanding the foregoing, the Management Shareholders shall not be entitled to participate in any such registration requested by any Requesting Shareholder (including any Take-Down Transaction) to the extent that the Board (or similar governing body), in consultation with the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith, that the participation of such Management Shareholders would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company shall include in such registration that number of shares of the Management Shareholders which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration. In the event of any such determination under this Section 1.5, the Company shall give the affected holders of Registrable Securities notice of such determination in lieu of the notice otherwise required under Sections 1.1 or 1.2.

2. Piggyback Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act for its own account (including, but not limited to, a Shelf Registration Statement, but other than pursuant to a registration on Form S-4 or S-8 or any successor form), then the Company shall give prompt written notice to all holders of Registrable Securities regarding such proposed registration. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of such Registrable Securities on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Shareholder) in accordance with such intended method or methods of disposition; provided that:

(a) (i) the Company shall not include Registrable Securities in such proposed registration to the extent that the Board shall have determined, after consultation with the managing underwriter for such offering, that their inclusion would materially and adversely affect the offering price and (ii) the Company shall not include Registrable Securities of any Management Shareholder in any proposed registration pursuant to this Section 2 to the extent that the Board, in consultation with the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith that the participation of such Management Shareholder would materially and adversely affect the marketability or the offering price of the securities being sold in such registration; provided that in the event of any such determination under clause (i) or (ii), the Company shall give the affected holders of Registrable Securities notice of such determination in lieu of the notice otherwise required by the first sentence of this Section 2;

(b) if, at any time after giving written notice (pursuant to this Section 2) of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Founder Shareholders that a registration be effected under Sections 1.1 and 1.2; and

(c) if in connection with a registration pursuant to this Section 2, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price of the securities being sold in such registration, then in the case of any registration pursuant to this Section 2, the Company shall include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the securities, if any, being sold by the Company, and second, the Registrable Securities of the Shareholders, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Shareholder.

The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2; provided that each seller of Registrable Securities shall pay (a) all Registration Expenses to the extent required to be paid by such seller under applicable law and (b) its pro rata share (based on the number of Registrable Securities included in such offering) of all underwriting discounts, commissions and transfer taxes, if any. No registration effected under this Section 2 shall relieve the Company from its obligation to effect registrations under Sections 1.1 or 1.2.

3. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 1.1, 1.2 or 2, the Company shall promptly:

(a) prepare, and as soon as practicable, but in any event within 60 days thereafter, file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with FINRA and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable;

(b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but (other than in the case of a Shelf Registration Statement) in no event for a period of more than six months after such registration statement becomes effective;

(c) furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) counsel selected by the Board, which counsel may also be counsel to the Company, and (ii) each seller of Registrable Securities (provided, that in the case of (x) the initial filing of a registration statement for a registration pursuant to Section 2 or (y) the furnishing of copies to such sellers other than the Requesting Shareholder, such furnishing of copies may occur within five business days prior to such initial filing) and such documents shall be subject to the review of such counsel (which review shall be reasonably prompt); provided that the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which such counsel shall have reasonably objected on the grounds that such registration statement amendment, supplement or prospectus does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

(e) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

(f) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(g) in any underwritten offering in which the Founder Shareholder(s) are participating, furnish to such Founder Shareholder(s):

(i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement), and

(ii) a “comfort” letter, dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the registration statement, covering such matters as are customarily covered in opinions of counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and such other matters as such Founder Shareholder(s) may reasonably request;

(h) notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, (i) in the case of a Shelf Registration Statement, if a Shareholder has provided notice of an intent to sell, within five Business Days of such notice and (ii) in the case of any other registration statement hereunder, as promptly as is practicable but in any event, no later than 30 days after the Company receives notice of such event(s) or fact(s) (except in the case of clause (i) or (ii) to the extent the Company delivers a Material Event Notice, in which case such period may be up to 60 days but shall end upon public disclosure of the material transaction which necessitated such Material Event Notice), prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

(j) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

(k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

(l) use its reasonable best efforts (i) to list such Registrable Securities on any securities exchange agreed upon by the Board, and (ii) to provide an independent transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter;

(m) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

(n) furnish to any holder of such Registrable Securities, and to any underwriter, counsel, accountant or other agent retained by such holder or underwriter on a confidential basis such information and assistance as such holder or underwriter may reasonably request in connection with any “due diligence” effort which such seller deems appropriate; and

(o) use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

As a condition to its registration of Registrable Securities of any prospective seller, the Company may require such seller of any Registrable Securities as to which any registration is being effected to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any holder of Registrable Securities, or otherwise identifies any holder of Registrable Securities as the holder of any Registrable Securities, without the consent of such holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law, in which case the Company will provide written notice to such holder no less than five days prior to such amendment of or supplement to the prospectus.

By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(h), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3(a) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(h).

4. Underwritten Offerings.

4.1 Underwriting Agreement. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 1.1, 1.2 or 2 (including any Take-Down Transaction), the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to any Founder Shareholders participating in such offering. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 8. Each holder of Registrable Securities to be distributed by such underwriter who owns 10% or more of the Common Shares (computed on a fully diluted basis) at the time of such offering and any other holder of Registrable Securities selling Common Shares in such underwritten offering requested by such underwriter shall be a party to such underwriting agreement and may, at such holder’s option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holder of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holder of Registrable Securities. No Shareholder in its capacity as shareholder and/or controlling person (but not in its capacity as a director or officer of the Company) shall be required by any underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Securities and such holder’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 8.2.

4.2 Selection of Underwriters.

(a) If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, with consent of any Founder Shareholders participating in such offering, such consent not to be unreasonably withheld. Notwithstanding the foregoing sentence, whenever a registration requested pursuant to Sections 1.1 or 1.2 is for an underwritten offering, the Requesting Shareholder will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but only with the approval of the Company, such approval not to be unreasonably withheld.

(b) In connection with a Qualified IPO initiated within five years of the Equity Funding, Dowling & Partners Securities will be included as a co-manager and will be given the opportunity to underwrite no less than 10% of the total offering if at the time of such Qualified IPO, (i) Dowling & Partners Securities is an independent broker-dealer possessing all licenses required to serve as a co-manager of a Qualified IPO under applicable law, (ii) Vincent J. Dowling remains actively employed by Dowling & Partners Securities, and (iii) Dowling & Partners Securities maintains an active insurance and reinsurance capital markets business.

5. Holdback Agreements.

(a) If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than pursuant to a registration on Form S-4 or S-8 or any successor form) or is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 1.1, 1.2 or 2, each (x) Founder Shareholder, upon request of the managing underwriter for any underwritten offering, agrees and (y) holder of Registrable Securities (other than the Founder Shareholders) agrees by acquisition of such Registrable Securities, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Sections 1.1 or 1.2, as applicable, of any Registrable Securities within seven days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 5, even if such Registrable Securities cease to be Registrable Securities upon such transfer; provided that, with respect to any Shelf Registration Statement, the Trigger Date shall be the pricing of any offering made under such registration statement. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement, provided that all such holdback agreements shall be on substantially similar terms with respect to the duration of the holdback period.

(b) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (or such longer period, not to exceed 180 days, which may be required by the managing underwriter, or such shorter period as the managing underwriter may agree) after the Trigger Date with respect to any registration statement filed pursuant to Sections 1.1 or 1.2 (except (i) as part of such registration, (ii) as permitted by any related underwriting agreement, (iii) pursuant to an employee equity compensation plan, (iv) pursuant to an acquisition or strategic relationship, bank or equipment financing or similar transaction and (v) pursuant to a registration on Form S-4 or S-8 or any successor form); provided that, with respect to any Shelf Registration Statement, the Trigger Date shall be the pricing of any offering made under such registration statement. In addition, if, and to the extent requested by the managing underwriter, the Company shall use its reasonable best efforts to cause each holder (other than any holder already subject to Section 5(a)) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement.

6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give the underwriters, counsel to such underwriters and counsel referred to in clause (c) of Section 3 the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give such counsel access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements in each case as shall be reasonably requested by such underwriters, counsel to such underwriters, accountants, agents and counsel for holders of Registrable Securities in connection with such registration statement.

7. No Grant of Future Registration Rights. Except for Persons who become party to this Agreement in accordance with Section 11.5, the Company shall not grant any other demand or piggyback registration rights to any other Person without the prior written consent of the Founder Shareholders.

8. Indemnification.

8.1 Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify, defend and hold harmless (a) each seller of such Registrable Securities, (b) the directors, members, shareholders, officers, partners, employees, agents and Affiliates of such seller, (c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (“Controlling Persons”) and the directors, members, shareholders, officers, partners, employees, agents and Affiliates of such Controlling Person against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, based upon or arising out of (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus, summary prospectus or free writing prospectus (when taken together with the related prospectus) contained therein or used in connection with the offering of securities covered thereby, offering circular, notification, pricing disclosure or like document, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, free writing prospectus, offering circular, notification, pricing disclosure, like document or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or any of its Controlling Persons expressly for use in the preparation thereof in accordance with the second sentence of Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. If the Company is entitled to, and does, assume the defense of the related action or proceedings provided herein, then the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

8.2 Indemnification by the Sellers. The Company may require as a condition to including any Registrable Securities in any registration statement filed pursuant to Sections 1.1, 1.2 or 2 (including any Take-down Transaction) that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 8.1, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, summary prospectus or free writing prospectus (when taken together with the related prospectus) contained therein, offering circular, notification, pricing disclosure or like document, or any amendment or supplement to any of the foregoing, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, free writing prospectus, amendment or supplement. The Company and the holders of the Registrable Securities in their capacities as shareholders and/or controlling persons (but not in their capacities as managers of the Company) hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement, preliminary prospectus, final prospectus, summary prospectus, free writing prospectus, offering circular, notification, pricing disclosure or like document relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) the beneficial ownership of Common Shares by such holder and its Affiliates and (b) the name and address of such holder and its Affiliates. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is specifically required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). The indemnity provided by each seller of Registrable Securities under this Section 8.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement (or prospectus, as applicable).

8.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

8.4 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

8.5 Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

8.6 Other Remedies. If for any reason any indemnification specified in the preceding paragraphs of this Section 8 is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and relative fault of the indemnifying party, on the one hand, and the indemnified party on the other hand, in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages, liabilities, actions, proceedings or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section 8, in respect of any claim for indemnification pursuant to this Section 8, no indemnifying party (other than the Company) shall be required to contribute pursuant to this Section 8.6 any amount in excess of (a) the net proceeds received and retained by such indemnifying party from the sale of its Registrable Securities covered by the applicable registration statement, preliminary prospectus, final prospectus or supplement or amendment thereto, filed pursuant hereto, minus (b) any amounts previously paid by such indemnifying party pursuant to this Section 8 in respect of such claim, it being understood that insofar as such net proceeds have been distributed by any indemnifying party to its partners, shareholders or members, the amount of such indemnifying party’s contribution hereunder shall be limited to the net proceeds which it actually recovers from its partners, shareholders or members based upon their relative fault and that to the extent that such indemnifying party has not distributed such net proceeds, the amount such indemnifying party’s contribution hereunder shall be limited by the percentage of such net proceeds which corresponds to the percentage equity interests in such indemnifying party held by those of its partners, shareholders or members who have been determined to be at fault. No party shall be liable for contribution under this Section 8.6 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 8 if such indemnification were enforceable under applicable law.

9. Representations and Warranties. Each Shareholder represents and warrants to the Company and each other Shareholder, as of the date such Shareholder becomes a party to this Agreement, that:

(a) such Shareholder has the power, authority and capacity (or, in the case of any Shareholder that is a corporation, limited liability company or limited partnership, all corporate, limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Shareholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Shareholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

(c) this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and

(d) the execution, delivery and performance of this Agreement by such Shareholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Shareholder is a party or by which such Shareholder is bound or (ii) in the case of a Shareholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement or limited partnership agreement, as the case may be.

10. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

Affiliate: means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Agreement: has the meaning given to such term in the preamble to this Agreement.

Agreement Among Members: means the Agreement Among Members of the Company, dated as of the date hereof, as the same may be amended from time to time, among the Company and the members party thereto.

Board: means the board of directors of the Company.

Business Day: means any day on which banks are not required or authorized to close in the City of New York.

Commission: means the Securities and Exchange Commission.

Common Shares: means the Common Shares of the Company, par value $0.10 per share, or any other securities of the Company or any other Person issued with respect to such Common Shares by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise.

Company: has the meaning given to such term in the preamble to this Agreement.

Controlling Persons: has the meaning given to such term in Section 8.1 of this Agreement.

Equity Funding: has the meaning given to such term in the Agreement Among Members.

Exchange Act: means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

FINRA: means the Financial Industry Regulatory Authority, Inc.

Founder Shareholder: has the meaning given to such term in the preamble to this Agreement.

Joint Venture and Investment Management Agreement: has the meaning given to such term in the Agreement Among Members.

Loeb Trigger Event: means (i) a change in Law or (ii) a request by A.M. Best & Company, pursuant to which TP Re is required, (in the case of (ii), in order for TP Re to maintain a financial strength rating of A-), to withdraw assets from the Managed Account so that, following such withdrawal, the assets of TP Re managed by Third Point LLC pursuant to the Joint Venture and Investment Management Agreement constitute less than 90% of the total assets of TP Re.

Management Shareholder: has the meaning given to such term in the preamble to this Agreement.

Material Event Notice: means a certificate signed by the President of the Company stating that the Company has pending or in process, as of the date of such certificate, a material transaction, the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company.

NASDAQ: means the Nasdaq National Market.

Permitted Transferee: has the meaning given to such term in Section 11.2 of this Agreement.

Person: means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Qualified IPO: a registered public offering or registered public offerings on a national securities exchange of any class of common shares of the Company or TP Re under the United States securities laws, immediately following which the Company and TP Re together shall have received no less than U.S. $150,000,000.

Registrable Securities: means the Common Shares and Warrant Shares beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by the Founder Shareholders, the Management Shareholders, any other Shareholders or their Permitted Transferees, except for any Common Shares beneficially owned (x) by a Management Shareholder that were issued to such Management Shareholder pursuant to an effective registration statement under the Securities Act on Form S-8 or (y) by a Shareholder (excluding the Founder Shareholders) that may be sold by such Shareholder pursuant to Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act). As to any particular Common Shares, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) in the case of Shares held by a Management Shareholder, a registration statement on Form S-8 with respect to the sale of such securities shall have become effective under the Securities Act, (iii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act) such that the further disposition of such Shares by the transferee or assignee is not further restricted under the Securities Act, (iv) they shall have been otherwise transferred other than to a Permitted Transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (v) they shall have ceased to be outstanding. Any and all Common Shares which may be issued in respect of, in exchange for, or in substitution for any Registrable Securities, whether by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination or otherwise, shall also be “Registrable Securities” hereunder.

Registration Expenses: means all expenses incident to the Company’s performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and FINRA fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents’ fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters, (viii) reasonable fees and disbursements of the counsel retained by the sellers of Registrable Securities, which counsel shall be designated in the manner specified in Section 3(c), and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts, commissions and transfer taxes, if any.

Requesting Shareholder: has the meaning given to such term in Section 1.1(a) of this Agreement.

Securities Act: means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Shelf Registration Statement: has the meaning given to such term in Section 1.2(a) of this Agreement.

Short-Form Registration: has the meaning given to such term in Section 1.2(a) of this Agreement.

Shareholder: has the meaning given to such term in the preamble to this Agreement.

Shareholder Demand Registration: means has the meaning given to such term in Section 1.1(a) of this Agreement.

Subscription Agreements: means the subscription agreements entered into on or prior to the date hereof between the Company and each Shareholder.

Take-down Transaction: has the meaning given to such term in Section 1.2(a)(ii) of this Agreement.

Transaction Documents: has the meaning given to such term in the Agreement Among Members.

Trigger Date: has the meaning given to such term in Section 5(a) of this Agreement.

Warrants: means any outstanding warrants issued by the Company.

Warrant Shares: means any Common Shares issuable upon exercise of the Warrants.

11. Miscellaneous.

11.1 Rule 144, etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

11.2 Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns under this Section 11.2. The provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any transferee of such Registrable Securities; provided that (i) such transferee acquires such Registrable Securities in accordance with all of the terms of the Agreement Among Members and this Agreement and pursuant to an express assignment from the transferor, and (ii) such transferee executes a joinder agreement agreeing to be bound by all of the transferor’s obligations hereunder, including, without limitation, Section 5 hereof, copies of which shall have been delivered to the Company (each such transferee, a “Permitted Transferee”). Notwithstanding anything herein to the contrary, the Management Shareholders must exercise all rights hereunder on behalf of any of their Permitted Transferees and all other parties hereto shall be entitled to deal exclusively with the Management Shareholders and rely on the consent, waiver or any other action by the Management Shareholders as the consent, waiver or other action, as the case may be, of any such Permitted Transferees of such Management Shareholders.

11.3 Stock Splits, etc. Each holder of Registrable Securities agrees that it will vote to effect a stock split, reverse stock split, recapitalization or combination with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if (i) the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering, and (ii) such stock split, reverse stock split, recapitalization or combination does not impact the respective ownership percentages of each such holder of Registrable Securities in the Company. The Company shall cooperate in all respects in effecting any such stock split, reverse stock split, recapitalization or combination.

11.4 Amendment and Modification. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company and each of the Founder Shareholders that are holders of Registrable Securities, or if no such holders remain, the Shareholders holding a majority of the Registrable Securities; provided that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of the Founder Shareholders that are holders of Registrable Securities without the consent of such holders; provided further that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of any Shareholder which does not adversely affect the rights or obligations of all similarly situated Shareholders in the same manner without the consent of such Shareholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Shareholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Shareholder granting such waiver in any other respect or at any other time.

11.5 Additional Shareholders. Notwithstanding anything in this Agreement to the contrary, the Company may, (i) admit to this Agreement any additional Management Shareholders who become holders of Common Shares upon exercise of options and (ii) admit additional Shareholders to this Agreement; provided, in each case, that any such Shareholder has become a party to the Agreement Among Members and executes and delivers to the Company a joinder agreement to this Agreement in a form to be prescribed by the Company and such other agreements or documents as may reasonably be requested by the Company.

11.6 Governing Law, etc. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof.

11.7 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably and unconditionally (i) submits itself and its property to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the United States District Court for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, (ii) consents to the jurisdiction of each such court over the parties and over the subject matter of any proceeding relating to or arising out of this Agreement, (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, any objection or claim that it may have to the laying of venue in any such proceeding in any such court, (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process and (v) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.8 Invalidity of Provision. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.9 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax or (e) sent by email with a response confirming receipt, as follows:

(i)	If to the Company, to its Chief Financial Officer at the Company’s principal place of business in Bermuda.

with a copy to (which shall not constitute notice):

Third Point LLC

390 Park Avenue

New York, NY 10022

Email: JTargoff@thirdpoint.com

Attn: Joshua Targoff, Esq.

(ii)	If to Daniel S. Loeb:

Third Point LLC

390 Park Avenue

New York, NY 10022

Email: JTargoff@thirdpoint.com

Attn: Joshua Targoff, Esq.

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Email: nfpotter@debevoise.com

Attn: Nicholas F. Potter, Esq.

(iii)	If to Kelso:

c/o Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

Email: jconnors@kelso.com

Attn: James J. Connors II, Esq.

(iv)	If to Pine Brook:

Pine Brook Road Partners, LLC

60 East 42nd Street, 50th Floor

New York, NY 10165

Email: WSpiegel@pinebrookpartners.com

Attn: William Spiegel

(v)	If to any other Shareholder, to the address set forth on such Shareholder’s signature page hereto, the signature page of such Shareholders’ Subscription Agreement or the signature page of such Shareholder’s joinder agreement, as the case may be, or to such other Person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered; provided that such delivery is confirmed.

11.10 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

11.11 Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have. Each Shareholder irrevocably submits to the nonexclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Shareholder hereby consents to service of process made in accordance with Section 11.9.

11.12 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding; provided that, the parties’ respective rights and obligations under Section 8 shall survive the termination of this Agreement.

11.13 Further Assurances. Subject to the specific terms of this Agreement, each of the Company and the Shareholders shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

11.14 No Third Party Beneficiaries. Except as provided in Section 8 with respect to indemnified parties, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder.

11.15 Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement and the understanding of the parties hereto with the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings between the parties with respect to such matters.

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

THIRD POINT REINSURANCE LTD.

By:	/s/ John R. Berger
Name:	John R. Berger
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

S-2

AON CORPORATION

By:	/s/ Ram Padmanabhan
Name:	Ram Padmanabhan
Title:	Vice President and Chief Counsel - Corporate

[Signature Page to Registration Rights Agreement]

S-2

Management Shareholder:	Address for notices:

Name

	Email:	Facsimile:

Name

	Email:	Facsimile:

Name

	Email:	Facsimile:

[Signature Page to Registration Rights Agreement]

S-2